Exhibit 10.30

Summary description of the Company Bonus Plan and Company Profit Sharing Plan:

       The Company has adopted a bonus incentive plan effective for fiscal year 2000.  Certain management and technical employees are eligible for bonuses under the plan.  Bonuses under this plan will be based on two principal factors, namely, the Company's financial performance relative to plan, measured by Adjusted EBITDA, and the extent to which the Company has reached customer satisfaction goals as measured by a quarterly customer survey.  Eligible employees will receive target bonuses to the extent these goals are reached.  Such bonuses will increase up to double the originally proposed amount to the extent that financial performance exceeds plan by up to 15% and customer survey results exceed original targets.  If and to the extent that financial performance falls short of plan or customer satisfaction ratings fail to meet target levels established during the first quarter of 2000, bonuses will be less than originally proposed or may not be awarded.

     The Company has also revised its profit sharing plan to provide that eligible employees will receive profit sharing awards of up to five percent of compensation based on the same Company financial performance and customer satisfaction goals outlined above.  Such awards will increase up to double the original amount to the extent that financial performance exceeds plan by up to 15% and customer survey results exceed the original targets.  If and to the extent that financial performance falls short of plan or customer satisfaction ratings fail to meet target levels established during the first quarter of 2000, awards will be less than originally proposed or may not be awarded